Exhibit 99.1
Hanover Compressor Company and Universal Compression Holdings, Inc. Complete Merger of Equals
HOUSTON, August 20, 2007 — Exterran Holdings, Inc. today announced that Hanover Compressor Company and Universal Compression Holdings, Inc. completed their merger of equals, originally announced in February 2007. Effective Tuesday, August 21, 2007, the common stock of the new combined company, Exterran, will trade under the symbol “EXH” on the New York Stock Exchange, and the common stock of Hanover and Universal will no longer be traded. Each common share of Hanover will be converted to 0.325 shares of Exterran, and each common share of Universal will be converted to one common share of Exterran.
“This combination of two great companies creates a leader in compression and surface production solutions for the worldwide oil and gas industry,” said Exterran’s President and Chief Executive Officer, Stephen A. Snider. “The merger positions Exterran with a broad range of products and services, a wide geographic presence and the financial strength necessary to meet the full compression services and production and processing equipment requirements of our customers around the globe. Our terrific team of employees has worked hard to [reach this important milestone, and we look forward to seize the growth opportunities that our enhanced size and scope provide.”
About Exterran
Exterran Holdings, Inc. is the global market leader in full service natural gas compression and a premier provider of sales, operations, maintenance, fabrication, service and equipment for oil and gas production, processing and transportation applications. Exterran serves customers across the energy spectrum—from producers to transporters to processors to storage owners. [I don’t think we need this in every press release.] Headquartered in Houston, Texas, Exterran and its 11,000 employees have operations in over approximately 30 countries worldwide. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the planned changes to the listing of companies for trading on the New York Stock Exchange and statements regarding Exterran’s expected industry position and ability to meet customer requirements. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements include satisfaction of the requirements for listing or delisting on the New York Stock Exchange, the failure to realize anticipated synergies from the proposed merger; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas; employment workforce factors, including Exterran’s ability to hire, train and retain key employees; Exterran’s ability to timely and cost-effectively obtain components necessary to conduct its business; changes in political or economic conditions in key operating markets, including international markets; Exterran’s ability to timely and cost-effectively implement its enterprise resource planning systems; and changes in safety and environmental regulations pertaining to the production and transportation of natural gas.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 thereto, Hanover’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 thereto, and those set forth from time to time in Exterran’s, Universal’s and Hanover’s filings with the Securities and Exchange Commission (“SEC”), which are currently available through www.universalcompression.com and www.hanover-co.com and will later be available at www.exterran.com. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
Contact Information:
Investors: David Oatman (713) 335-7460
Media: Rick Goins (832) 554-4918